UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

HUMAN GENOME SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-022962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices)               (ZIP Code)

Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On December 21, 2004, Human Genome Sciences, Inc. (the “Company”) entered into Executive Agreements with Steven C. Mayer, James H. Davis, Ph.D., David C. Stump, M.D. and Susan Bateson McKay (each, an “Executive”). Each Executive Agreement provides that in the event the respective Executive’s employment is terminated by the Company without cause or terminated by the Executive for cause, the Company shall pay to the Executive all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused vacation time. The Company shall continue to pay the Executive’s base salary for a period of 12 months and the Company shall also pay to the Executive a pro-rata bonus payment based on the bonus earned the prior fiscal year. The Executive will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of 12 months at the Company’s sole expense; provided that the Executive is not then eligible to participate in a group health plan of another entity. The Executive shall have 12 months from the date of his or her termination to exercise all vested stock options outstanding upon the date of termination, but in no event may the Executive or his or her estate exercise any stock option beyond its term stated in the applicable award agreement.

Item 1.02. Termination of a Material Definitive Agreement.

     On December 22, 2004, the Company entered into an agreement under which the Company will exit the facility at 9800 Medical Center Drive as part of its previously disclosed plan to consolidate its operations into fewer locations. The party holding title to 9800 Medical Center Drive has entered into a new lease with an undisclosed third party. The transaction will free up $76 million of cash by eliminating the cash restriction associated with the financing of 9800 Medical Center Drive. The transaction reduces the total amount of cash restricted on the Company’s balance sheet, which is related to various facility financings, from $294 million to $218 million. The Company will sublease a portion of the space at 9800 Medical Center Drive back from the assignee for up to two years.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

     99.1 Press Release dated December 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: December 23, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated December 22, 2004.